EXHIBIT 23.1 - ACCOUNTANT CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use in this Registration Statement on Form S-1/A of my report dated May 24, 2010, relating to the financial statements of GreenCell, Incorporated.

I also consent to the reference to this firm under the caption “Experts” in this registration Statement.

/S/ Patrick Rodgers, CPA, PA

Patrick Rodgers, CPA, PA

Altamonte Springs, Florida

June 1, 2010